Exhibit 99.1

Timios Holdings Corp.

Consolidated Financial Information as of and for the Years

Ended December 31, 2022, 2021 and 2020

Statement of Operations

(Unaudited)

	Years Ended December 31,
	2020	2021	2022
Revenues
Title revenue, net	40,146,613	33,892,207	16,029,524
Closing revenue	35,750,578	36,746,084	15,255,240
Appraisal revenue	4,247,375	3,334,431	938,149
Total revenues	80,144,566	73,972,722	32,222,912

Operating Expenses
Agent expenses	32,585,974	24,953,569	12,277,071
Personnel costs	30,162,412	33,831,361	21,564,795
Other operating expenses	4,861,415	6,293,155	5,661,277
Sales and marketing	717,991	891,762	729,399
Depreciation and amortization	258,098	570,870	1,002,880
Total operating expenses	68,585,890	66,540,717	41,235,422

Operating Income	11,558,676	7,432,005	-9,012,510

Other Expense
Interest income	13,869		435
Other expense, net	-79,296	-545,066	3,210,769
Total other expense	-65,427	-545,066	3,211,204

Income before provision for income taxes	11,493,249	6,886,939	-5,801,305
Provision for income taxes	2,532,550	1,759,118	367,012
Net income	8,960,699	5,127,821	-6,168,318

Timios Holdings Corp.

Consolidated Financial Information as of and for the Years

Ended December 31, 2022, 2021 and 2020

Balance Sheet

(Unaudited)

	December 31, 2020	December 31, 2021	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$7,196,722	$8,805,814	$2,684,806
Accounts receivable, trade and non-trade, net	157,753	149,157	3,018,396
Notes receivable	0		0
Prepaid expenses and other current assets	604,568	730,537	916,119
Total Current Assets	7,959,043	9,685,508	6,619,321

Noncurrent Assets
Property and equipment, net	427,665	726,562	326,764
Deposits	98,382	114,155	107,816
Notes receivable Non Current	56,288	66,207	60,440
Intangible assets, net	392,476	1,962,800	1,148,181
Deferred tax asset	395,859	71,036	171,655
			0
Long Term Investment			2,783,975
Right of use asset		2,137,297	1,330,720
Title plant	127,742	127,742	127,742
Goodwill	1,839,832	1,839,832	1,885,354

Total assets	$11,297,287	$16,731,139	$14,561,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	2,415,656	1,787,746	2,458,046
Accrued expenses	3,068,868	1,542,158	658,290
Notes payable			1,455,457
Notes Payable Affiliated Party			2,933,716
Income taxes payable	10,814	326,714	901,291
Operating lease liability, current		669,751	629,826
Total Current Liabilities	5,495,338	4,326,369	9,036,626

Operating lease liability, net of current portion		1,475,000	926,157
Total Liabilities	5,495,338	5,801,369	9,962,783

Stockholders' Equity
Preferred stock, $0.00001 par value, 5,000,000 shares authorized, no shares issued
Common stock, $0.0000081 par value, 10,000,000 shares authorized, 9,543,157 issued	81	81	81
	-	-	0
Additional paid-in capital	76,565,337	76,565,337	76,562,787
Accumulated deficit	(70,763,469)	(65,635,648)	(71,963,682)
Total Stockholders' Equity	5,801,949	10,929,770	4,599,186
Total Liabilities and Stockholders' Equity	$11,297,287	$16,731,139	$14,561,969

Note 1:  The above consolidated financial information of Timios Holding Corp. and subsidiaries has been prepared for purposes of the preparation of the consolidated financial statements of Ideanomics, Inc.  It omits all disclosures required by generally accepted accounting principles in the United States of America.

Timios Holdings Corp.

Consolidated Financial Information as of and for the Years

Ended December 31, 2022, 2021 and 2020

Statement of Cash Flows

(Unaudited)

	Year Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	8,960,699	5,127,821	-6,168,318
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	79,496	188,954	425,054
Loss on disposal of property and equipment		6,051	99,009
Loss on disposal of right of use assets			301,975
Loss from equity method investment			291,952
Amortization	178,602	381,916	814,619
Deferred taxes	-31,817	324,823	2,200,501

Changes in assets and liabilities:
Accounts receivable	462,871	17,165	-2,869,239
Notes receivable		-27,057	5,767
Deposits		-15,773	6,339
Prepaid expenses and other current assets	-23,128	-125,969	-185,582
Right of use asset		-2,137,297	504,601
Accounts payable	843,898	-627,910	-383,826
Accrued expenses	1,510,677	-1,526,710	-1,391,836
Income taxes payable	-700,758	315,900	-326,714
Operating lease liability		2,144,751	-588,768
NET CASH PROVIDED BY OPERATING ACTIVITIES	11,280,540	4,046,665	-7,264,467

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-398,536	-911,624	-124,266
Purchase of equity method investment			-3,075,927
Purchase of Subsidiary			-45,522
Purchase of intangible assets - software	-367,530	-1,534,518
NET CASH USED IN INVESTING ACTIVITIES	-766,066	-2,446,142	-3,245,715

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of payments from notes receivable - related party	1,110,000	8,569
Proceeds from line of credit			1,800,000
Repayments of line of credit			-800,000
Proceeds from long-term debt			700,783
Repayment of long-term debt			-245,326
Receipt of payments from notes receivable - other	27,406
Proceeds from related party			2,933,716
Dividends paid	-10,974,631		0
NET CASH PROVIDED BY FINANCING ACTIVITIES	-9,837,225	8,569	4,389,173

Proceeds
NET INCREASE IN CASH AND CASH EQUIVALENTS	677,249	1,609,092	-6,121,009

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR	6,519,473	7,196,722	8,805,814

CASH AND CASH EQUIVALENTS, END OF THE YEAR	7,196,722	8,805,814	2,684,805

Note 1:  The above consolidated financial information of Timios Holding Corp. and subsidiaries has been prepared for purposes of the preparation of the consolidated financial statements of Ideanomics, Inc.  It omits all disclosures required by generally accepted accounting principles in the United States of America.

Timios Holdings Corp.

Consolidated Financial Information as of and for the Years

Ended December 31, 2022, 2021 and 2020

Statement of Stockholders’ Equity

(Unaudited)

	Common Stock		Treasury Stock		Additional	Accumulated
	Shares	Value	Shares	Value	Paid-in Capital	Deficit	Total
Balance at January 1, 2020	9,568,157	$81	$25,000	$(50,000)	$76,615,337	$(68,749,537)	$7,815,881
Retirement of treasury stock	(25,000)	-	(25,000)	50,000	(50,000)	-	-
Dividends declared and paid	-	-	-	-	-	(10,974,631)	(10,974,631)
Net income	-	-	-	-	-	8,960,699	8,960,699
Balance at December 31, 2020	9,543,157	$81	$-	$-	$76,565,337	$(70,763,469)	$5,801,949

	Common Stock		Treasury Stock		Additional	Accumulated
	Shares	Value	Shares	Value	Paid-in Capital	Deficit	Total
Balance at January 1, 2021	9,543,157	$81		$-	$76,565,337	$(70,763,469)	$5,801,949
Retirement of treasury stock		-			-	-	-
Dividends declared and paid	-	-	-	-	-	-	-
Net income	-	-	-	-	-	5,127,821	5,127,821
Balance at December 31, 2021	9,543,157	$81	$-	$-	$76,565,337	$(65,635,648)	$10,929,770

	Common Stock		Treasury Stock		Additional	Accumulated
	Shares	Value	Shares	Value	Paid-in Capital	Deficit	Total
Balance at January 1, 2022	9,543,157	$81		$-	$76,565,337	$(65,635,648)	$10,929,770
Retirement of treasury stock		-			-	-	-
Dividends declared and paid	-	-	-	-	-	-	-
Net income	-	-	-	-	-	(6,168,318)	$(6,168,318)
Balance at December 31, 2022	9,543,157	$81	$-	$-	$76,565,337	$(71,803,966)	$4,761,452

Note 1:  The above consolidated financial information of Timios Holding Corp. and subsidiaries has been prepared for purposes of the preparation of the consolidated financial statements of Ideanomics, Inc.  It omits all disclosures required by generally accepted accounting principles in the United States of America.